UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Kellogg Drive, Suite D

Anaheim, California 92807

(Address of Principal Executive Offices, including Zip code)

(714) 786-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 14, 2014, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 5, 2014, among Questcor Pharmaceuticals, Inc. (the “Company”), Mallinckrodt plc (“Mallinckrodt”) and Quincy Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Company, with the Company being the surviving entity (the “Merger”). As a result of the Merger, the Company became a wholly owned indirect subsidiary of Mallinckrodt.

As previously disclosed, under the Merger Agreement, each holder of a share of Company common stock, no par value, issued and outstanding immediately prior to the Merger (other than dissenting shares, shares of restricted Company common stock granted to individuals other than non-employee directors, and Company common stock owned by the Company, Mallinckrodt, Merger Sub or any of their respective subsidiaries) had the right to receive a combination of (1) $30.00 per share of Company common stock in cash, without interest (the “Cash Consideration”), plus (2) 0.897 of a Mallinckrodt ordinary share (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”).

The issuance of Mallinckrodt ordinary shares in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Mallinckrodt’s registration statement on Form S-4 (File No. 333-196054) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective July 11, 2014. The definitive joint proxy statement/prospectus of the Company and Mallinckrodt that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company and Mallinckrodt in the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 7, 2014, which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2014, in connection with the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) that the Merger had been completed and requested that trading of Company common stock on NASDAQ be suspended after the close of trading on August 14, 2014. In addition, the Company requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to delist Company common stock from NASDAQ and deregister Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 14, 2014, in accordance with the Company’s request, NASDAQ filed the Form 25 with the SEC. The Company intends to file a certification and notice of termination on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated. The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Merger, on August 14, 2014 each share of Company common stock was cancelled and automatically converted into the right to receive the Merger Consideration.

Immediately prior to the effective time of the Merger (the “Effective Time”):

(1)	each outstanding option to purchase Company common stock granted to a non-employee director (whether vested or unvested), and each other outstanding option to purchase Company common stock that was vested as of immediately prior to the Effective Time, was converted into the right to receive the Merger Consideration with respect to each share of Company common stock subject to such option immediately prior to the Effective Time, net of the applicable exercise price;

(2)	each other outstanding option to purchase Company common stock that was unvested as of the Effective Time was converted into an option to acquire, on the same terms and conditions as were applicable to such Company option immediately prior to the Effective Time, a number of shares of Mallinckrodt ordinary shares (rounded down to the nearest whole share) determined by multiplying the number of shares of Company common stock subject to such Company option immediately prior to the Effective Time by the “Exchange Ratio”, which equals the sum of (i) the Stock Consideration and (ii) the quotient obtained by dividing (x) the Cash Consideration by (y) the volume weighted average price of a share of Mallinckrodt ordinary shares over a 10 trading day period calculated prior to the Effective Time, at an exercise price per ordinary share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of the Company option by (B) the Exchange Ratio;

(3)	each outstanding share of restricted Company common stock granted to a non-employee director was converted into the right to receive the Merger Consideration;

(4)	each other outstanding share of restricted Company common stock was converted, on the same terms and conditions applicable to the restricted share of Company common stock immediately prior to the Effective Time, into the number of shares of restricted Mallinckrodt ordinary shares determined by multiplying the share of restricted Company common stock by the Exchange Ratio;

(5)	each outstanding Company restricted stock unit award was converted, on the same terms and conditions applicable to such award immediately prior to the Effective Time, into a restricted stock unit award of Mallinckrodt, covering a number of shares of Mallinckrodt ordinary shares equal to the number of shares of Company common stock subject to such award immediately prior to the Effective Time, multiplied by the Exchange Ratio; and

(6)	notwithstanding the foregoing, each restricted Company common stock award and each Company restricted stock unit award that was subject to performance-based vesting conditions was converted into the right to receive the Merger Consideration with respect to each share of Company common stock subject to such award immediately prior to the Effective Time.

The information set forth in Items 2.01 and 3.01 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Mallinckrodt. The information set forth in Items 2.01 and 3.01 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

At the Effective Time, each member of the Company’s board of directors ceased to be a director of the Company. The members of the Company’s board of directors immediately prior to the Merger were Virgil D. Thompson, Don M. Bailey, Neal C. Bradsher, Stephen C. Farrell, G. Kelly Martin, Angus C. Russell, Louis E. Silverman and Scott M. Whitcup, M.D.

Immediately after the Effective Time, Messrs. Bailey, Russell and Thompson were appointed to the board of directors of Mallinckrodt pursuant to the terms of the Merger Agreement, which provides that Mallinckrodt will take such actions as are necessary to appoint such individuals to the Mallinckrodt board of directors. In addition, immediately after the Effective Time, Don Bailey resigned as President and Chief Executive Officer of the Company.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, as set forth below, became the directors of the Company until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be. In addition, after the Effective Time, the officers set forth below became the officers of the Company until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be.

Biographical and other information with respect to the new directors of the Company is set forth below:

Kathleen A. Schaefer	President and Director

Marvin R. Haselhorst	Vice President and Director

John E. Einwalter	Vice President, Treasurer and Director

Kathleen A. Schaefer has served as Vice President, Finance and Corporate Controller of Mallinckrodt since June 2013. She has also served as the President and a director of Merger Sub since April 2014. Ms. Schaefer previously served as controller of the Pharmaceuticals business of Covidien plc (“Covidien”) from June 2007 until Mallinckrodt’s separation from Covidien in June 2013.

Marvin R. Haselhorst has served as Vice President, Tax of Mallinckrodt since June 2013. Mr. Haselhorst has also served as Vice President and a director of Merger Sub since April 2014. Mr. Haselhorst previously served as head of the tax function for Covidien’s Pharmaceuticals business from July 2012 until its separation from Covidien in June 2013. From June 2006 until June 2012, Mr. Haselhorst was Vice President, Global Tax for Solutia, Inc., a specialty chemical manufacturer and distributor headquartered in St. Louis, Missouri.

John E. Einwalter has served as Vice President and Treasurer of Mallinckrodt since June 2013. Mr. Einwalter also has served as Vice President, Treasurer and a director of Merger Sub since April 2014. Mr. Einwalter previously served as treasurer of Covidien’s Pharmaceuticals business from October 2012 until its separation from Covidien in June 2013. Previously, Mr. Einwalter was Vice President and Treasurer of Belden Inc., a global manufacturer of connectivity and networking equipment, from July 2011. He was the Director of Treasury at Smurfit-Stone Container Corporation, a paperboard and paper-based packaging company, from February 2010 to July 2011. From September 2003 to January 2010, Mr. Einwalter served in various finance positions with Anheuser-Busch InBev.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 14, 2014, the Company held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement, which provides, among other things and subject to the terms and conditions set forth therein, that the Company will be merged with and into Merger Sub with the Company as the surviving entity.

As of July 9, 2014, the record date for the Special Meeting, there were 61,420,933 shares of Company common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 46,482,915 shares of Company common stock, representing approximately 76% of outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	The approval and adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger;

(2)	The approval, on a non-binding, advisory basis, of the Merger-related compensation of the Company’s named executive officers; and

(3)	The approval of the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes if there are insufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement.

All of the proposals were approved by the requisite vote of the Company’s shareholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the Joint Proxy Statement/Prospectus for the Special Meeting, filed with the SEC on July 14, 2014.

1.	Proposal to approve and adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger:

For	Against	Abstain	Broker-Non-Votes
44,506,986	122,813	1,762,960	90,156

2.	Proposal to approve, on a non-binding, advisory basis, the Merger-related compensation of the Company’s named executive officers:

For	Against	Abstain	Broker-Non-Votes
29,562,245	14,790,290	2,040,224	90,156

3.	Proposal to approve the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes if there are insufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement:

For	Against	Abstain	Broker-Non-Votes
42,547,690	2,109,141	1,826,084	—

Although Proposal 3 was approved, adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

Item 8.01.	Other Events.

On August 14, 2014, the Company and Mallinckrodt issued a joint press release announcing (1) the results of the Special Meeting and (2) the results of the extraordinary general meeting of shareholders of Mallinckrodt held on August 14, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint press release, dated August 14, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTCOR PHARMACEUTICALS, INC.

Date: August 14, 2014

/s/ Kathleen A. Schaefer
Kathleen A. Schaefer
President

EXHIBIT INDEX

Exhibit	Description

99.1	Joint press release, dated August 14, 2014.